Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Higher Fourth Quarter Earnings

Strong Earnings Growth Expected in Fiscal 2015

MEMPHIS, Tenn., June 18, 2014 … FedEx Corp. (NYSE: FDX) today reported earnings of $2.46 per diluted share for the fourth quarter ended May 31. Last year’s fourth quarter earnings were $2.13 per diluted share, excluding a $0.98 per diluted share business realignment program charge and a $0.20 per diluted share noncash aircraft impairment charge at FedEx Express. Including last year’s charges, earnings were $0.95 per diluted share.

“An outstanding fourth quarter helped FedEx post solid results for fiscal 2014, and we believe we are well positioned for a strong fiscal 2015,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “I would like to extend my sincere appreciation to the entire FedEx team for their contribution to our results and their continued commitment to providing outstanding service to our customers and connecting people and possibilities around the world.”

Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

	Fiscal 2014	Fiscal 2013
		Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$11.8 billion	$11.4 billion	$11.4 billion
Operating Income	$1.18 billion	$1.10 billion	$502 million
Operating Margin	10.0%	9.6%	4.4%
Net Income	$730 million	$679 million	$303 million
Diluted EPS	$2.46	$2.13	$0.95

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Excluding business realignment program costs and aircraft impairment charges last year, operating results improved on higher volumes and operational efficiencies at FedEx Freight, increased volumes and yields at FedEx Ground, and better revenue and cost performance at FedEx Express.

During the fourth quarter, the company acquired 9.9 million shares of FedEx common stock, increasing the fiscal 2014 purchase total to 36.8 million shares. As of May 31, 2014, 5.3 million shares remained under the existing share repurchase authorizations. Share repurchases benefited fourth quarter earnings by $0.12 per diluted share.

Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

	Fiscal 2014	Fiscal 2013
		Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$45.6 billion	$44.3 billion	$44.3 billion
Operating Income	$3.45 billion	$3.21 billion	$2.55 billion
Operating Margin	7.6%	7.3%	5.8%
Net Income	$2.10 billion	$1.98 billion	$1.56 billion
Diluted EPS	$6.75	$6.23	$4.91

Capital spending for fiscal 2014 was $3.5 billion.

Outlook

For fiscal 2015, FedEx projects earnings to be $8.50 to $9.00 per diluted share. The outlook assumes no net year-over-year fuel impact and continued moderate economic growth. Capital spending for fiscal 2015 is expected to increase to approximately $4.2 billion, which includes planned aircraft deliveries to support the company’s fleet modernization program and continued expansion of the FedEx Ground network.

“Fiscal 2014 was a good year for FedEx and we expect fiscal 2015 to be even better,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “With continued modest economic improvement, our results in fiscal 2015 should benefit from base performance improvement and ongoing execution of our profit improvement initiatives at FedEx Express, continued profitable growth at FedEx Ground and FedEx Freight, and our share repurchase program. We remain committed to improving earnings, cash flows, returns on invested capital and returns to shareowners, with the most recent example of the latter being our announced 33% increase in the quarterly dividend.”

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FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

•	Revenue of $7.00 billion, up slightly from last year’s $6.98 billion

•	Operating income of $475 million, up 3% from an adjusted $460 million a year ago. Including charges, last year’s operating income was $0.

•	Operating margin of 6.8%, up from an adjusted 6.6% the previous year. Including charges, last year’s operating margin was 0.0%.

Revenue increased due to 2% higher package volume and higher base package yields, partially offset by the effects of one fewer operating day, lower fuel surcharges and lower express freight revenues. U.S. domestic average daily volume increased 3%, while U.S. domestic revenue per package was flat as lower fuel surcharges offset higher weight per package and favorable service mix. International export revenue per package grew 2%, as improved rates, higher weight per package and favorable service mix more than offset lower fuel surcharges. International export volume grew 2%, as FedEx International Economy grew 5% while FedEx International Priority® was flat despite reduced lower-yielding distribution services volume.

Operating results increased as higher base package yields and volume, along with lower pension expense, more than offset the significant negative net impact of fuel, lower freight revenue and one fewer operating day.

On May 1, 2014, Express completed the acquisition of Supaswift businesses in South Africa and six other countries: Botswana, Malawi, Mozambique, Namibia, Swaziland and Zambia. The acquisition of Supaswift will increase FedEx’s capabilities in one of the world’s most rapidly developing regions and offer tremendous opportunities for both local and international customers to access new markets.

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FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

•	Revenue of $3.01 billion, up 8% from last year’s $2.78 billion

•	Operating income of $586 million, up 5% from an adjusted $557 million a year ago. Including charges, last year’s operating income was $464 million.

•	Operating margin of 19.5%, down from an adjusted 20.1% the previous year. Including charges, last year’s operating margin was 16.7%.

FedEx Ground average daily volume grew 8% in the fourth quarter, primarily driven by growth in e-commerce. Revenue per package increased 2% due to rate increases and higher residential surcharges, partially offset by lower fuel surcharges. FedEx SmartPost average daily volume decreased 8% while net revenue per package was up 8% due to rate increases and improved customer mix, partially offset by higher postage costs.

Operating results benefited from higher Ground volume and revenue per package, partially offset by higher network expansion costs and one fewer operating day.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

•	Revenue of $1.55 billion, up 12% from last year’s $1.39 billion

•	Operating income of $122 million, up 51% from an adjusted $81 million a year ago. Including charges, last year’s operating income was $38 million.

•	Operating margin of 7.9%, up from an adjusted 5.8% the previous year. Including charges, last year’s operating margin was 2.7%.

Less-than-truckload (LTL) average daily shipments grew 12%, including a 14% increase in demand for Priority service. Weight per shipment grew 2%, driving a 1% increase in revenue per shipment.

Operating results improved due to the positive impacts of higher average daily shipments, higher weight per shipment and improved operational efficiencies, partially offset by one fewer operating day.

Effective June 2, 2014, FedEx Freight increased its published fuel surcharge indices by three percentage points.

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Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $46 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter fiscal 2014 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 18 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to execute on our profit improvement program at FedEx Express, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Patrick Fitzgerald 901-818-7300

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding charges associated with the business realignment program and a noncash aircraft impairment charge at FedEx Express from prior period results will allow for more accurate comparisons of the company’s operating performance. Where applicable, the impacts of these events are shown net of incentive compensation impacts. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

Fourth Quarter Fiscal 2013

	FedEx Corporation
Dollars in millions, except EPS	Operating			Net	Diluted Earnings
	Income	Margin		Income	Per Share
Non-GAAP Measure	$1,098	9.6%		$679	$2.13
Business Realignment Program	(496)	(4.3%	)	(313)	(0.98)
Aircraft Impairment	(100)	(0.9%	)	(63)	(0.20)

GAAP Measure	$502	4.4%		$303	$0.95

Dollars in millions, except EPS	FedEx Express Operating			FedEx Ground Operating			FedEx Freight Operating
	Income	Margin		Income	Margin		Income	Margin
Non-GAAP Measure	$460	6.6%		$557	20.1%		$81	5.8%
Business Realignment Program	(360)	(5.2%	)	(93)	(3.4%	)	(43)	(3.1%	)
Aircraft Impairment	(100)	(1.4%	)	—	—		—	—

GAAP Measure	$0	0.0%		$464	16.7%		$38	2.7%

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Full Year Fiscal 2013

	FedEx Corporation
Dollars in millions, except EPS	Operating			Net	Diluted Earnings

	Income	Margin		Income	Per Share[1]
Non-GAAP Measure	$3,211	7.3%		$1,977	$6.23
Business Realignment Program	(560)	(1.3%	)	(353)	(1.11)
Aircraft Impairment	(100)	(0.2%	)	(63)	(0.20)

GAAP Measure	$2,551	5.8%		$1,561	$4.91

1 –	Does not sum to total due to rounding.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2014

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2014	2013	%		2014	2013	%
Revenue:
FedEx Express segment	$6,998	$6,977	—		$27,121	$27,171	—
FedEx Ground segment	3,007	2,776	8%		11,617	10,578	10%
FedEx Freight segment	1,552	1,388	12%		5,757	5,401	7%
FedEx Services segment	402	406	(1%	)	1,536	1,580	(3%	)
Other & eliminations	(120)	(112)	(7%	)	(464)	(443)	(5%	)

Total Revenue	11,839	11,435	4%		45,567	44,287	3%

Operating Expenses:
Salaries and employee benefits	4,163	4,192	(1%	)	16,555	16,570	—
Purchased transportation	2,029	1,861	9%		8,011	7,272	10%
Rentals and landing fees	672	633	6%		2,622	2,521	4%
Depreciation and amortization	649	622	4%		2,587	2,386	8%
Fuel	1,154	1,158	—		4,557	4,746	(4%	)
Maintenance and repairs	465	432	8%		1,862	1,909	(2%	)
Business realignment, impairment and other charges	—	596	NM		—	660	NM
Other	1,524	1,439	6%		5,927	5,672	4%

Total Operating Expenses	10,656	10,933	(3%	)	42,121	41,736	1%

Operating Income:
FedEx Express segment	475	—	NM		1,172	555	111%
FedEx Ground segment	586	464	26%		1,955	1,788	9%
FedEx Freight segment	122	38	221%		319	208	53%

Total Operating Income	1,183	502	136%		3,446	2,551	35%

Other (Expense) Income:
Interest, net	(47)	(24)	NM		(142)	(61)	NM
Other, net	1	(6)	NM		(15)	(35)	NM

Total Other (Expense) Income	(46)	(30)	NM		(157)	(96)	NM

Pretax Income	1,137	472	141%		3,289	2,455	34%

Provision for Income Taxes	407	169	141%		1,192	894	33%

Net Income	$730	$303	141%		$2,097	$1,561	34%

Diluted Earnings Per Share	$2.46	$0.95	159%		$6.75	$4.91	37%

Weighted Average Diluted Common and Common Equivalent Shares	296	319	(7%	)	310	317	(2%	)

Capital Expenditures	$979	$945	4%		$3,533	$3,375	5%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2014

(In millions)

(Current period is unaudited)

	May 31, 2014	May 31, 2013
ASSETS

Current Assets
Cash and cash equivalents	$2,908	$4,917
Receivables, less allowances	5,460	5,044
Spare parts, supplies and fuel, less allowances	463	457
Deferred income taxes	522	533
Prepaid expenses and other	330	323

Total current assets	9,683	11,274

Property and Equipment, at Cost	40,691	38,109
Less accumulated depreciation and amortization	21,141	19,625

Net property and equipment	19,550	18,484

Other Long-Term Assets
Goodwill	2,790	2,755
Other assets	1,047	1,054

Total other long-term assets	3,837	3,809

	$33,070	$33,567

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$1	$251
Accrued salaries and employee benefits	1,277	1,688
Accounts payable	1,971	1,879
Accrued expenses	2,063	1,932

Total current liabilities	5,312	5,750

Long-Term Debt, Less Current Portion	4,736	2,739

Other Long-Term Liabilities
Deferred income taxes	2,114	1,652
Pension, postretirement healthcare and other benefit obligations	3,484	3,916
Self-insurance accruals	1,038	987
Deferred lease obligations	758	778
Deferred gains, principally related to aircraft transactions	206	227
Other liabilities	145	120

Total other long-term liabilities	7,745	7,680

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,643	2,668
Retained earnings	20,429	18,519
Accumulated other comprehensive loss	(3,694)	(3,820)
Treasury stock, at cost	(4,133)	(1)

Total common stockholders’ investment	15,277	17,398

	$33,070	$33,567

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2014

(In millions)

(Current period is unaudited)

	Year Ended May 31
	2014	2013
Operating Activities:
Net income	$2,097	$1,561
Noncash charges:
Depreciation and amortization	2,587	2,386
Other, net	828	1,276
Changes in operating assets and liabilities, net	(1,248)	(535)

Cash provided by operating activities	4,264	4,688

Investing Activities:
Capital expenditures	(3,533)	(3,375)
Business acquisitions, net of cash acquired	(36)	(483)
Proceeds from asset dispositions and other	18	55

Cash used in investing activities	(3,551)	(3,803)

Financing Activities:
Principal payments on debt	(254)	(417)
Proceeds from debt issuances	1,997	1,739
Dividends paid	(187)	(177)
Purchase of treasury stock	(4,857)	(246)
Other, net	582	285

Cash (used in) provided by financing activities	(2,719)	1,184

Effect of exchange rate changes on cash	(3)	5

Net increase in cash and cash equivalents	(2,009)	2,074

Cash and cash equivalents at beginning of period	4,917	2,843

Cash and cash equivalents at end of period	$2,908	$4,917

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2014	2013	%		2014	2013	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,703	$1,691	1%		$6,555	$6,513	1%
U.S. Overnight Envelope	426	453	(6%	)	1,636	1,705	(4%	)

Total U.S. Overnight	2,129	2,144	(1%	)	8,191	8,218	—
U.S. Deferred	819	774	6%		3,188	3,020	6%

Total U.S. Package Revenue	2,948	2,918	1%		11,379	11,238	1%

International Priority	1,691	1,680	1%		6,451	6,586	(2%	)
International Economy	590	554	6%		2,229	2,046	9%

Total International Export Package	2,281	2,234	2%		8,680	8,632	1%
International Domestic[1]	369	363	2%		1,446	1,398	3%

Total Package Revenue	5,598	5,515	2%		21,505	21,268	1%

Freight Revenue:
U.S.	569	639	(11%	)	2,355	2,562	(8%	)
International Priority	410	409	—		1,594	1,678	(5%	)
International Airfreight	48	61	(21%	)	205	276	(26%	)

Total Freight Revenue	1,027	1,109	(7%	)	4,154	4,516	(8%	)

Other Revenue[2]	373	353	6%		1,462	1,387	5%

Total Express Revenue	$6,998	$6,977	—		$27,121	$27,171	—

Operating Expenses:
Salaries and employee benefits	2,496	2,545	(2%	)	9,914	10,045	(1%	)
Purchased transportation	635	603	5%		2,511	2,331	8%
Rentals and landing fees	432	422	2%		1,705	1,684	1%
Depreciation and amortization	372	357	4%		1,488	1,350	10%
Fuel	991	1,004	(1%	)	3,943	4,130	(5%	)
Maintenance and repairs	294	261	13%		1,182	1,244	(5%	)
Business realignment, impairment and other charges[3]	—	229	NM		—	243	NM
Intercompany charges[4]	513	759	(32%	)	2,027	2,379	(15%	)
Other[5]	790	797	(1%	)	3,179	3,210	(1%	)

Total Operating Expenses	6,523	6,977	(7%	)	25,949	26,616	(3%	)

Operating Income	$475	—	NM		$1,172	$555	NM

Operating Margin	6.8%	0.0%	6.8 pts		4.3%	2.0%	2.3 pts

1 –	International Domestic revenues represent international intra-country express operations, including countries such as Mexico, Brazil and our recent acquisition in Southern Africa (May 2014).
2 –	Includes FedEx Trade Networks and FedEx SupplyChain Systems.
3 –	2013 includes $129 million for the fourth quarter and $143 million for the full year of predominantly severance costs associated with the company’s voluntary buyout program and $100 million for both the fourth quarter and full year resulting from the decision to retire 10 aircraft and related engines.
4 –	Includes allocations of $231 million in the fourth quarter of 2013 and $262 million for the full year for business realignment costs.
5 –	Includes predominately costs associated with outside service contracts (such as security, facility services and cargo handling), professional fees, uniforms, insurance and advertising.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2014

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2014	2013	%		2014	2013	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,195	1,131	6%		1,164	1,134	3%
U.S. Overnight Envelope	539	586	(8%	)	538	574	(6%	)

Total U.S. Overnight Package	1,734	1,717	1%		1,702	1,708	—
U.S. Deferred	864	811	7%		869	835	4%

Total U.S. Domestic Package	2,598	2,528	3%		2,571	2,543	1%

International Priority	416	415	—		410	421	(3%	)
International Economy	173	164	5%		170	155	10%

Total International Export Package	589	579	2%		580	576	1%
International Domestic[2]	813	796	2%		819	785	4%

Total Average Daily Packages	4,000	3,903	2%		3,970	3,904	2%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.26	$22.99	(3%	)	$22.18	$22.52	(2%	)
U.S. Overnight Envelope	12.36	11.91	4%		11.97	11.66	3%

U.S. Overnight Composite	19.18	19.21	—		18.95	18.87	—
U.S. Deferred	14.81	14.67	1%		14.44	14.18	2%

U.S. Domestic Composite	17.73	17.76	—		17.42	17.33	1%

International Priority	63.57	62.32	2%		61.88	61.28	1%
International Economy	53.21	51.90	3%		51.75	51.77	—

Total International Export Composite	60.52	59.37	2%		58.92	58.72	—
International Domestic[2]	7.10	7.02	1%		6.95	6.99	(1%	)

Composite Package Yield	$21.87	$21.74	1%		$21.32	$21.36	—

FREIGHT STATISTICS[1]

Average Daily Freight Pounds (000s):
U.S.	7,865	7,363	7%		7,854	7,612	3%
International Priority	2,936	2,899	1%		2,922	3,048	(4%	)
International Airfreight	677	961	(30%	)	798	1,066	(25%	)

Total Avg Daily Freight Pounds	11,478	11,223	2%		11,574	11,726	(1%	)

Revenue Per Freight Pound:
U.S.	$1.13	$1.33	(15%	)	$1.18	$1.32	(11%	)
International Priority	2.18	2.18	—		2.15	2.16	—
International Airfreight	1.12	0.97	15%		1.01	1.01	—

Composite Freight Yield	$1.40	$1.52	(8%	)	$1.41	$1.51	(7%	)

Operating Weekdays	64	65	(2%	)	254	255	—

1 –	Package and freight statistics include only the operations of FedEx Express.
2 –	International Domestic revenues represent international intra-country express operations, including countries such as Mexico, Brazil and our recent acquisition in Southern Africa (May 2014).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2014	2013	%		2014	2013	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,776	$2,540	9%		$10,634	$9,652	10%
FedEx SmartPost	231	236	(2%	)	983	926	6%

Total Revenues	3,007	2,776	8%		11,617	10,578	10%

Operating Expenses:
Salaries and employee benefits	437	408	7%		1,756	1,586	11%
Purchased transportation	1,159	1,067	9%		4,635	4,191	11%
Rentals	103	86	20%		402	331	21%
Depreciation and amortization	118	110	7%		468	434	8%
Fuel	3	4	(25%	)	17	17	—
Maintenance and repairs	56	50	12%		222	190	17%
Intercompany charges[1]	290	354	(18%	)	1,154	1,148	1%
Other[2]	255	233	9%		1,008	893	13%

Total Operating Expenses	2,421	2,312	5%		9,662	8,790	10%

Operating Income	$586	$464	26%		$1,955	$1,788	9%

Operating Margin	19.5%	16.7%	2.8 pts		16.8%	16.9%	(0.1 pts	)

OPERATING STATISTICS

Operating Weekdays
FedEx Ground	64	65	(2%	)	254	255	—
FedEx SmartPost	64	65	(2%	)	252	254	(1%	)

Average Daily Package Volume (000s)
FedEx Ground	4,597	4,246	8%		4,588	4,222	9%
FedEx SmartPost	1,920	2,078	(8%	)	2,186	2,058	6%

Yield (Revenue Per Package)
FedEx Ground	$9.41	$9.19	2%		$9.10	$8.94	2%
FedEx SmartPost	$1.88	$1.74	8%		$1.78	$1.77	1%

1 –	Includes allocations of $93 million in the fourth quarter of 2013 and $105 million for the full year for business realignment costs.
2 –	Includes predominately costs associated with outside service contracts (such as security and facility services), insurance and professional fees.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2014	2013	%		2014	2013	%
FINANCIAL HIGHLIGHTS

Revenue	$1,552	$1,388	12%		$5,757	$5,401	7%

Operating Expenses:
Salaries and employee benefits	637	592	8%		2,444	2,342	4%
Purchased transportation	266	218	22%		981	865	13%
Rentals	37	30	23%		131	118	11%
Depreciation and amortization	59	57	4%		231	217	6%
Fuel	159	151	5%		595	598	(1%	)
Maintenance and repairs	45	49	(8%	)	179	191	(6%	)
Business realignment, impairment and other charges[1]	—	2	NM		—	3	NM
Intercompany charges[2]	112	154	(27%	)	461	484	(5%	)
Other[3]	115	97	19%		416	375	11%

Total Operating Expenses	1,430	1,350	6%		5,438	5,193	5%

Operating Income	$122	$38	NM		$319	$208	53%

Operating Margin	7.9%	2.7%	5.2 pts		5.5%	3.9%	1.6 pts

OPERATING STATISTICS

LTL Operating Weekdays	64	65	(2%	)	252	253	—

Average Daily LTL Shipments (000s)
Priority	67.0	58.8	14%		62.9	59.3	6%
Economy	28.7	26.8	7%		27.7	26.4	5%

Total Average Daily LTL Shipments	95.7	85.6	12%		90.6	85.7	6%

Weight Per LTL Shipment (lbs)
Priority	1,280	1,272	1%		1,262	1,237	2%
Economy	1,013	981	3%		1,000	990	1%

Composite Weight Per LTL Shipment	1,200	1,181	2%		1,182	1,161	2%

LTL Revenue/Shipment
Priority	$225.29	$222.69	1%		$223.61	$220.32	1%
Economy	260.71	253.87	3%		258.05	256.38	1%

Composite LTL Revenue/Shipment	$235.91	$232.45	1%		$234.23	$231.52	1%

LTL Revenue/CWT
Priority	$17.60	$17.50	1%		$17.73	$17.80	—
Economy	25.73	25.87	(1%	)	25.80	25.90	—

Composite LTL Revenue/CWT	$19.66	$19.68	—		$19.82	$19.94	(1%	)

1 –	2013 includes severance costs associated with the company’s voluntary buyout program.
2 –	Includes allocations of $41 million in the fourth quarter of 2013 and $47 million for the full year for business realignment costs.
3 –	Includes predominately costs associated with insurance, professional fees and outside service contracts (such as security and facility services).